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                     VOTING AGREEMENT AND IRREVOCABLE PROXY

            VOTING AGREEMENT dated May 25, 2000 among Reliance Group Holdings, Inc., a Delaware corporation (the "Company") and the other parties signatory hereto (individually and collectively, the "Stockholder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, concurrently herewith, Leucadia National Corporation, a New York corporation ("Parent"), Leucadia Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub") and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into the Company, or such other form of transaction as may result pursuant to the terms of the Merger Agreement (the "Merger");

            WHEREAS, the Stockholder is the owner of such number of shares of Parent Common Stock (as hereinafter defined) as set forth on Schedule I hereto;

            WHEREAS, if required by the rules of the New York Stock Exchange, Inc. ("NYSE"), affirmative approval of the holders of Parent Common Stock representing a majority of the votes cast at the Parent Stockholders Meeting approving the Share Issuance (assuming the total votes cast on such proposal represents more than 50% of the Parent Common Stock entitled to vote thereon) is a condition to the consummation of the Merger; and

            WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Definitions. For purposes of this Agreement:

            "Parent Common Stock" shall mean at any time the common shares, $1.00 par value, of the Company.

            "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            2. Provisions Concerning Parent Common Stock. (a) The Stockholder hereby agrees that during the period commencing on the date hereof and continuing until


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the first to occur of the Effective Time or termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Parent Common Stock, however called, the Stockholder shall vote (or cause to be voted) the shares of Parent Common Stock beneficially owned by the Stockholder (such shares the "Existing Shares", and together with any shares of Parent Common Stock acquired by the Stockholder after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise the "Shares") in favor of the Share Issuance. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 2.

            (b) In order to permit the Company to exercise voting rights hereto, the Stockholder hereby grants to the Company an irrevocable proxy coupled with an interest to vote all or any part of the Shares and to exercise all other rights, powers, privileges and remedies to which the Stockholder as holder of the Shares is entitled with respect to the matters contained in Section 2(a) hereof (including calling special meetings of shareholders, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Shares on the record books of Parent) by any other person (including Parent or any officer or agent thereof), and which proxy shall only terminate upon the first to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

            3. Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company that:

            (a) the Stockholder is the record or beneficial holder of the number of Existing Shares set forth opposite such Stockholder name on Schedule I hereto, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any encumbrances whatsoever, except as set forth on Schedule I. On the date hereof, the number of Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all the Shares owned of record or beneficially by such Stockholder. The Stockholder has voting power with respect to all of the Existing Shares set forth opposite Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities law and the terms of this Agreement and except as set forth on Schedule I.

            (b) the Stockholder has the legal capacity, power and authority to enter into and perform all of the Stockholder's obligations under this Agreement, the execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary Stockholder action on the part of the Stockholder and no other actions on the part of the Stockholder are necessary to authorize this Agreement or any of the transactions contemplated hereby;



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            (c) this Agreement has been duly executed and delivered by the
Stockholder and constitutes a valid and binding obligation of the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

            (d) the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not (1) violate any agreement to which the Stockholder is a party or by which it or its assets are bound, including without limitation, any voting agreement, stockholders agreement or voting trust or the governing documents, if any, of any Stockholder, (2) conflict with or violate any statute, rule, regulation, order, judgment or decree applicable to the Stockholder or by which it or any of its assets or properties is bound or affected, or (3) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of its assets or properties is bound or affected;

            (e) beginning on the date hereof and ending on the first to occur of the Effective Time or termination of the Merger Agreement or the holding of the Parent Stockholders Meeting in accordance with its terms, the Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein or borrow any additional sums against any Shares indentified as being subject to this Agreement; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement;

            (f) the Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement; and

            (g) the Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens,



                                       3
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claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (except as set forth on Schedule I).

            4. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent the Stockholder or any of the Stockholder's designees serving on Parent's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such person's capacity as a director of Parent.

            5. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns. Except as expressly provided in this Agreement, neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

            6. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

            7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

            8. Further Assurances. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

            9. No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the



                                       4
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extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

            10. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied (answerback received) or, if mailed, five business days after the date of mailing, to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

            (a)   if to the Company, to:
                  Reliance Group Holdings, Inc.
                  29th Floor
                  55 East 52nd Street
                  New York, New York 10055
                  Attn:  General Counsel
                  Facsimile:  (212) 909-1864


                  with a copy (which shall not constitute notice) to:

                  Dewey Ballantine LLP
                  1301 Avenue of the America
                  New York, New York  10019
                  Attn: Jonathan L. Freedman, Esq.
                  Telecopy:  (212) 259-6333
                  Telephone: (212) 259-6680

            (b)   if to the Stockholder, to the addresses set forth in
                  Schedule I hereto:

                  with a copy (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn: Stephen E. Jacobs, Esq.
                  Telecopy:  (212) 310-8007
                  Telephone: (212) 310-8000

            11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.



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            12. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

            14. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

            15. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                            [signature page follows]



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            IN WITNESS WHEREOF, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                RELIANCE GROUP HOLDINGS, INC.


                                By:   /s/ Lowell C. Freiberg
                                    ------------------------------------
                                Name:   Lowell C. Freiberg


                                STOCKHOLDER

                                By:   /s/ Ian M. Cumming
                                    ------------------------------------
                                Name: Ian M. Cumming


                                By:   /s/ Joseph S. Steinberg
                                    ------------------------------------
                                Name: Joseph S. Steinberg




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                                  SCHEDULE 1 TO
                     VOTING AGREEMENT AND IRREVOCABLE PROXY

     Name and Address of Stockholder           Number of Shares Owned
     -------------------------------           ----------------------

      Ian M. Cumming
      c/o Leucadia National Corporation       9,892,002 Common Shares
      529 East South Temple

      Salt Lake City, Utah  84102
      Joseph S. Steinberg
      c/o Leucadia National Corporation       9,047,989 Common Shares
      315 Park Avenue South
      New York, New York  10023




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Ian M. Cumming

Shares subject to pledge:

1 million shares pledged to Jackson State Bank to secure a $10 million revolving credit line.

950,000 shares pledged in a margin account to Republic Financial Service
        Brokerage and Investments.

431,366 shares pledged to The Chase Manhattan Bank to secure a $6 million line of credit.